UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Arch Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 8, 2022, the Company entered into a Securities Purchase Agreement, dated July 6, 2022, as amended on January18, 2023 and as further amended on May 15, 2023 (as amended, the “2022 SPA”), with certain institutional and accredited individual investors (collectively, the “Investors”) for the issuance and sale by the Company to the Investors of convertible promissory notes, warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), and shares of Common Stock (the “Convertible Notes Offering”). The first closing of the Convertible Notes Offering occurred on July 6, 2022, the second closing of the Convertible Notes Offering occurred on January 18, 2023, and the third closing of the Convertible Notes Offering occurred on May 15, 2023.

On March 12, 2024, the Company entered into Amendment No. 3 to the SPA (the “Third Amendment” and, together with the 2022 SPA, the “Amended SPA”), with certain Investors in connection with the fourth closing of the Convertible Notes Offering for the issuance and sale by the Company to such Investors of an aggregate of (i) Unsecured Convertible Promissory Notes (each a “Fourth Note” and collectively, the “Fourth Notes”) in the aggregate principal amount of $648,000, which includes an aggregate $108,000 original issue discount in respect of the Fourth Notes; (ii) Warrants (the “Fourth Warrants”) to purchase an aggregate of 130,383 shares (the “Warrant Shares”) of Common Stock; and (iii) 9,779 shares of Common Stock (the “Inducement Shares”). The aggregate net proceeds for the sale of the Fourth Notes, Fourth Warrants and Inducement Shares was approximately $450,000, after deducting issuance discounts. The fourth closing of the sales of these securities under the Amended SPA occurred on March 12, 2024 (the “Fourth Closing Date”). On March 18, 2024, effective March 15, 2024, the Company entered into Amendment No. 1 to the Fourth Notes, as described in detail below, to modify the terms of the Uplist Transaction (as defined below) repayment provision and extend the date for completion of the Uplist Transaction.

The Company intends to use the net proceeds from the Convertible Notes Offering primarily for working capital and general corporate purposes, and has not allocated specific amounts for any specific purposes.

Fourth Notes

The Fourth Notes become due and payable on March 15, 2024 (the “Maturity Date”) and may not be prepaid, in whole or in part, at any time except with the written consent of the lead investor, with such prepayment amounts subject to adjustment as a result of certain time-based prepayment premiums set forth in the Fourth Notes; provided, that, the written consent of the lead investor is not required in connection with a prepayment made from the proceeds of an Uplist Transaction (as defined below). The Fourth Notes bear interest on the unpaid principal balance at a rate equal to ten percent (10%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum accruing from the Fourth Closing Date until the Fourth Notes become due and payable at maturity or upon their conversion, acceleration or by prepayment, and may become due and payable upon the occurrence of an event of default under the Fourth Notes. Any amount of principal or interest on the Fourth Notes which is not paid when due shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law from the due date thereof until payment in full (the “Default Interest”).

The Fourth Notes are convertible into an aggregate of 65,191 shares of Common Stock (such shares of Common Stock, the “Conversion Shares”) at the option of each holder of the Fourth Notes from the Fourth Closing Date at the Conversion Price (as defined below) through the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the Fourth Note); provided, however, certain Fourth Notes include a provision preventing such conversion if, as a result, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the outstanding shares of the Company’s Common Stock (the “Notes Ownership Limitation”) immediately after giving effect to the Conversion; and provided further, the holder, upon notice to the Company, may increase or decrease the Notes Ownership Limitation; provided that (i) the Notes Ownership Limitation may only be increased to a maximum of 9.99% of the outstanding shares of the Company’s Common Stock; and (ii) any increase in the Notes Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The initial conversion price of the Fourth Notes (the “Conversion Price”) shall be equal to $9.14 and may be reduced or increased proportionately as a result of any stock dividends, recapitalizations, reorganizations, and similar transactions. If the Company fails to deliver the shares of Common Stock issuable upon a conversion by the Deadline (as defined in the Fourth Notes), then the Company is obligated to pay such Fourth Note holder $5,000 per day in cash for each day beyond the Deadline.

The Fourth Notes contain customary events of default, which include, among other things, (i) the Company’s failure to pay when due any principal or interest payment under the Fourth Notes; (ii) the insolvency of the Company; (iii) delisting of the Company’s Common Stock; (iv) the Company’s breach of any material covenant or other material term or condition under the Fourth Notes; and (v) the Company’s breach of any representations or warrants under the Fourth Notes which cannot be cured within five (5) days. Further, events of default under the Fourth Notes also include (i) the unavailability of Rule 144 on or after July 18, 2023; (ii) the Company’s failure to deliver the shares of Common Stock to the Fourth Note holder upon exercise by such holder of its conversion rights under the Fourth Note; (iii) the Company’s loss of the “bid” price for its Common Stock and/or a market and such loss is not cured during the specified cure periods; and (iv) the Company’s failure to complete an uplist to any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American by March 15, 2024 (an “Uplist Transaction”).

Upon an event of default, the Fourth Notes shall become immediately due and payable and the Company shall pay to each Fourth Note holder an amount equal to 125% (the “Default Premium”) multiplied by the sum of the outstanding principal amount of the Fourth Notes plus any accrued and unpaid interest on the unpaid principal amount of the Fourth Notes to the date of payment, plus any Default Interest and any other amounts owed to the Holder under the Amended SPA (the “Default Amount”); provided that, upon any subsequent event of default not in connection with the first event of default, such holder shall be entitled to an additional five percent (5%) to the Default Premium for each subsequent event of default. At the election of each Fourth Note holder, the Default Amount may be paid in cash or shares of Common Stock equal to the Default Amount divided by the Conversion Price at the time of payment.

Fourth Warrants

The Fourth Warrants (i) have an exercise price of $9.94 per share; (ii) have a term of exercise equal to 5 years after their issuance date; (iii) are exercisable immediately after their issuance; and (iv) have a provision preventing the exercisability of such Fourth Warrant if, as a result of the exercise of the Fourth Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than either 4.99% or 9.99% of the outstanding shares of the Company’s Common Stock (the “Warrant Ownership Limitation”) immediately after giving effect to the exercise of the Fourth Warrant. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the outstanding shares of the Company’s Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of Common Stock into which each of the Fourth Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Fourth Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Third Amended and Restated Registration Rights Agreement

On March 12, 2024, we entered into an amendment (the “Third A&R Registration Rights Agreement”) to that certain Second Amended and Restated Registration Rights Agreement, dated as of May 15, 2023, by and among us and certain institutional and accredited individual investors, as amended (the “A&R Registration Rights Agreement”). Under the Third A&R Registration Rights Agreement, the A&R Registration Rights Agreement was amended to obligate us to file with the SEC a registration statement covering the resale of the securities issued on the Fourth Closing Date.

The preceding descriptions of Amendment No. 3 to the SPA, the Third A&R Registration Rights Agreement, the Fourth Notes and the Fourth Warrants are qualified in their entirety by reference to the copies of the form of Amendment No. 3 to the SPA, the form of Third A&R Registration Rights Agreement, the form of Fourth Note and the form of Fourth Warrant filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 4.1 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Note Modification Agreements

On March 18, 2024, with effectiveness as of March 15, 2024, the Company entered into an amendment (“Amendment No. 15 to the First Notes”) with the holders of the Company’s outstanding Senior Secured Convertible Promissory Notes, as separately amended on February 14, 2023, March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, November 15, 2023 and January 5, 2024 (as amended, the “First Notes”),  issued in connection with a private placement financing the Company completed on July 6, 2022. On March 18, 2024, with effectiveness as of March 15, 2024, the Company also entered into an amendment (“Amendment No. 15 to the Second Notes”) with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes, as separately amended on February 14, 2023, March 10, 2023, March 15, 2023, April 15, 2023, May 15, 2023, June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, November 15, 2023 and January 5, 2024 (as amended, the “Second Notes”), issued in connection with a private placement financing the Company completed on January 18, 2023. On March 18, 2024, with effectiveness as of March 15, 2024, the Company also entered into an amendment (“Amendment No. 10 to the Third Notes”) with the holders of the Company’s outstanding Unsecured Convertible Promissory Notes, as separately amended on June 15, 2023, July 1, 2023, July 7, 2023, July 31, 2023, August 30, 2023, September 30, 2023, October 31, 2023, November 15, 2023 and January 5, 2024 (as amended, the “Third Notes”), issued in connection with a private placement financing the Company completed on May 15, 2023. On March 18, 2024, with effectiveness as of March 15, 2024, the Company also entered into an amendment (“Amendment No. 1 to the Fourth Notes”) with the holders of the Company’s outstanding Senior Secured Convertible Promissory Notes, issued in connection with a private placement financing the Company completed on March 12, 2024 (as amended, the “Fourth Notes” and, together with the First Notes, Second Notes, and Third Notes, the “Notes”).

Under the amendments to the Notes, the following amendments will be simultaneously effective upon the closing of the Uplist Transaction. 95% of the then outstanding principal amount of the Notes shall automatically convert (the “Automatic Conversion”) into shares of Common Stock, with the conversion price for purposes of such Automatic Conversion being $0.50. Upon the Automatic Conversion and to the extent that the beneficial ownership of a holder of Notes (a “Holder” and, all holders of Notes together, the “Holders”) would increase over the applicable Notes Ownership Limitation, the Holder will receive pre-funded warrants (the “Note Conversion Pre-Funded Warrants”, and the shares issuable upon exercise thereof, the “Note Conversion Pre-Funded Warrant Shares”) in lieu of shares of Common Stock otherwise issuable to the Holder in connection with the Automatic Conversion, which Note Conversion Pre-Funded Warrants shall have an exercise price of $0.000125 per share, may be exercised on a cashless basis, shall be exercisable immediately upon issuance and shall contain a customary beneficial ownership limitation provision. Additionally, under the amendments to the Notes, the Uplist Transaction completion date and the Maturity Date (as defined in the Notes) were modified to April 30, 2024.

In addition, upon the Automatic Conversion, the Holder shall receive a warrant (the “Uplist Conversion Warrant”, and the shares issuable upon exercise thereof, to purchase a number of shares of Common Stock equal to 80 times the dollar amount under the Notes that was converted in the Automatic Conversion. The Uplist Conversion Warrant shall have an exercise price per share of $0.50 and shall otherwise be identical to the warrants being issued to the investors under the Purchase Agreement dated November 8, 2023.

The preceding descriptions of Amendment No. 15 to the First Notes, Amendment No. 15 to the Second Notes, Amendment No. 10 to the Third Notes, and Amendment No. 1 to the Fourth Notes are qualified in their entirety by reference to the copies of the forms of Amendment No. 15 to the First Notes, Amendment No. 15 to the Second Notes, Amendment No. 10 to the Third Notes, and Amendment No. 1 to the Fourth Notes filed herewith as Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, and Exhibit 10.7 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
4.1	Form of Fourth Warrant
10.1	Form of Amendment No. 3 to Securities Purchase Agreement*
10.2	Form of Third A&R Registration Rights Agreement
10.3	Form of Fourth Note
10.4	Form of Amendment No. 15 to the First Notes
10.5	Form of Amendment No. 15 to the Second Notes
10.6	Form of Amendment No. 10 to the Third Notes
10.7	Form of Amendment No. 1 to the Fourth Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*          Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: March 18, 2024	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer